BNC Bancorp Announces Definitive Merger Agreement with Randolph Bank & Trust

Merger Expands Bank of North Carolina’s Presence in the Piedmont-Triad Area

of Central North Carolina

HIGH POINT, NC – May 31, 2013 – BNC Bancorp (NASDAQ: BNCN), the parent company of Bank of North Carolina (“BNC” or “the Bank”), today announced that it has signed an Agreement and Plan of Merger (“Agreement”) with Randolph Bank & Trust Company (OTC: RDBN) (“Randolph Bank & Trust”), a commercial bank with $302 million in assets serving small businesses and professionals in the Piedmont-Triad area of North Carolina.

The Agreement provides for Randolph Bank & Trust common shareholders to receive an amount of cash or shares of BNC common stock equal to $10.00 per share, subject to certain collars, for an aggregate deal value for common shareholders of approximately $10.4 million. Eighty percent of the total consideration received by the Randolph Bank & Trust common shareholders will be BNC voting common stock and the remainder will be cash. As a result of the transaction, BNC will acquire three branches in Asheboro, North Carolina and one each in Burlington, Mebane and Randleman, North Carolina, as well as $168 million in loans and $270 million in deposits. Upon closing, BNC will have approximately $1.0 billion in loans and $1.5 billion in deposits in the Piedmont-Triad area of central North Carolina.

With the transaction announced today, BNC will extend its track record as an active consolidator in the commercial banking industry – a strategy that has supported its growth from a small community bank into a pro forma $3.2 billion asset institution with a trusted brand, an experienced management team and a branch footprint that serves most of the top growth markets throughout the Carolinas. In the last several years, BNC has acquired and fully integrated a number of strategic acquisitions across North and South Carolina, including Beach First National Bank in Myrtle Beach, SC, Blue Ridge Savings Bank in Asheville, Regent Bank in Greenville, SC, KeySource Commercial Bank in Durham and, most recently, First Trust Bank in Charlotte.

“The Randolph Bank & Trust management, Board of Directors, and entire team share our principles and customer-focused approach, and we are pleased to welcome them, their customers and their shareholders to BNC,” said Rick Callicutt, President of Bank of North Carolina. “Randolph Bank & Trust has a long, rich tradition in the Randolph and Alamance County markets, and as neighbors and competitors over the years, we have admired their brand of banking and their dedication to their communities. This transaction epitomizes our current strategy of growing within our existing markets both organically and through acquisition, thus further leveraging our infrastructure to produce greater performance for our shareholders.”

Michael Whitehead, Jr., President of Randolph Bank & Trust, said, “Bank of North Carolina is one of the largest and most profitable institutions in the Carolinas and we are delighted to be joining forces with this high growth company. We believe this transaction is in the best interests of all of our key constituents, including our employees, who will have additional opportunities for growth, our customers, who will have access to a wider and stronger array of products, and our shareholders, who will have an opportunity to benefit from being part of a larger, profitable and growing institution.”

Commenting on metrics of the transaction, Rick Callicutt said, “This combination should be immediately accretive to BNC’s earnings and only minimally dilutive to tangible book value with an expected earn-back period of less than one year. This transaction, expected to close in the third quarter of 2013, further enhances the earnings power of our Company as we focus on our profitability targets for 2014 and beyond.”

Closing of the Randolph Bank & Trust merger, which is subject to regulatory approval, customary closing conditions and the approval of Randolph Bank & Trust’s shareholders, is expected to occur in the third quarter of 2013. Upon closing, Randolph Bank & Trust preferred shareholders, including the United States Department of the Treasury, will receive cash equal to the liquidation value of their preferred shares totaling approximately $8.7 million.

For the merger, BNC Bancorp and its subsidiary, Bank of North Carolina, were advised by Banks Street Partners, LLC as financial advisor and Womble Carlyle Sandridge & Rice, LLP as legal advisor, both in Atlanta. Randolph Bank & Trust was advised by Sandler O’Neill + Partners, L.P. as financial advisor and Wyrick Robbins Yates & Ponton LLP in Raleigh as legal advisor.

Forward Looking Statements

The press release contains forward-looking statements relating to the financial condition and business of BNC and its subsidiary, Bank of North Carolina. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish the expected benefits of the merger: (i) ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Randolph Bank & Trust shareholders, on the expected terms and schedule; (ii) general economic or business conditions in the Greensboro-High Point and Burlington MSAs; (iii) greater than expected costs or difficulties related to the integration of Randolph Bank & Trust; (iv) unexpected deposit attrition, customer loss or revenue loss following the merger of Randolph Bank & Trust, and (v) the failure to retain or hire key personnel. Additional factors affecting BNC and Bank of North Carolina are discussed in BNC's filings with the Securities and Exchange Commission (the "SEC"), including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review BNC's SEC filings at www.sec.gov. BNC does not undertake a duty to update any forward-looking statements made in this press release.

Additional Information

In connection with the proposed merger, BNC Bancorp will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Randolph Bank & Trust and a Prospectus of BNC Bancorp, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BNC Bancorp, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed by BNC Bancorp with the SEC may be obtained on the BNC Bancorp website at www.bncbancorp.com. Copies of the reports Randolph Bank & Trust files with the FDIC may be obtained by contacting the FDIC in writing at FDIC, Accounting and Securities Disclosure Section, 550 17th Street, N.W., Washington, DC 20429 or by e-mail at PublicBankReports@fdic.gov. You may also obtain copies of any documents filed with the FDIC by Randolph Bank & Trust, without charge, by directing a request to the President, Randolph Bank & Trust Company, 175 North Fayetteville Street, Asheboro, NC 27203, telephone (336) 625-1000.

BNC Bancorp and Randolph Bank & Trust and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Randolph Bank & Trust’s shareholders in connection with this transaction. Information about the directors and executive officers of BNC Bancorp and Randolph Bank & Trust and information about other persons who may be deemed participants in this solicitation will be included in the Proxy Statement/Prospectus. Information about BNC Bancorp’s executive officers and directors can be found in BNC Bancorp’s definitive proxy statement in connection with its 2013 Annual Meeting of Shareholders filed with the SEC on April 16, 2013. Information about Randolph Bank & Trust’s executive officers and directors can be found in Randolph Bank & Trust’s definitive proxy statement in connection with its 2013 Annual Meeting of Shareholders filed with the FDIC on April 15, 2013. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

About BNC Bancorp and Bank of North Carolina

BNC Bancorp is the parent company of Bank of North Carolina, an approximately $2.9 billion-asset commercial bank.  Bank of North Carolina provides banking and financial services to individuals and businesses through its 32 full-service banking offices in North and South Carolina.  Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the NASDAQ Capital Market under the symbol "BNCN."